Exhibit 10.1

Execution Version

AMENDMENT NO. 1 TO
SECOND LIEN CREDIT, SECURITY AND PLEDGE AGREEMENT

AMENDMENT NO. 1 TO SECOND LIEN CREDIT, SECURITY AND PLEDGE AGREEMENT, dated as of April 22, 2012 (this “Amendment”), is by and among KEY BRAND ENTERTAINMENT INC. a Delaware corporation (the “Borrower”), THEATRE DIRECT NY, INC., a Delaware corporation (the “Company”) and HOLLYWOOD MEDIA CORP., a Florida corporation (the “Lender”).

WITNESSETH:

WHEREAS, the Borrower, the Company, and the Lender are parties to that certain Second Lien Credit, Security and Pledge Agreement, dated as of December 15, 2010 (the “Credit Agreement”; capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Credit Agreement);

WHEREAS, the Borrower, the Lender and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent under the Senior Credit Agreement referred to therein (the JPM Administrative Agent”), are parties to that certain Subordination and Intercreditor Agreement, dated as of December 15, 2010 (the “Intercreditor Agreement”);

WHEREAS, in connection with the creation of Group Sales Box Office, LLC, a Delaware limited liability company (“GSBO”), the Company has agreed to contribute the assets set out on Schedule 1 attached hereto (the “GSBO Contributed Assets”) in exchange for a 75% membership interest in GSBO (the “Contribution”) pursuant to that certain Contribution Agreement, dated March 19, 2012, between the Company and Theatre Party Associates, Inc., a New York corporation (“TPA”), a third party not otherwise affiliated with the Borrower or any other Credit Party (the “Contribution Agreement”); and

WHEREAS, the Borrower has requested certain amendments to the Credit Agreement with respect to, inter alia, the creation of GSBO;

WHEREAS, the Borrower, the Lender and the JPM Administrative Agent have agreed to amend the Intercreditor Agreement (the “Intercreditor Amendment”) to include the payments of any Second Earnout Amounts (as defined below) as a Permitted Subordinated Payment (as defined in the Intercreditor Agreement) pursuant to Section 3.2 of the Intercreditor Agreement; and

WHEREAS, subject to the terms and conditions set forth below, the Lender has agreed to consent to such amendments, as more particularly set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.           Definitions.

(a)          Article 1 (Definitions) of the Credit Agreement is hereby amended by adding the following new definitions in their proper alphabetical order:

“ ‘Earnout Year” shall have the meaning given to such term in the Hollywood SPA as in effect on the First Amendment Effective Date.”

“ ‘First Amendment” shall mean that certain Amendment No. 1 to Second Lien Credit, Security and Pledge Agreement, dated as of the First Amendment Effective Date, among the Borrower, the Company and the Lender.”

“ ‘First Amendment Effective Date” shall mean April 22, 2012.”

“ ‘GSBO’ shall mean Group Sales Box Office, LLC, a Delaware limited liability company.”

“ ‘GSBO Contributed Assets” shall have the meaning given to such term in the First Amendment.

“ ‘GSBO Contribution Agreement” shall mean that certain Contribution Agreement, dated March 19, 2012, between the Company and Theatre Party Associates, Inc., a New York corporation (“TPA”), a third party not otherwise affiliated with the Borrower or any other Credit Party, as amended by that certain Amendment No. 1 dated April 18, 2012.

“ ‘GSBO Interests” shall mean the membership interests in GSBO that are issued to the Company.”

“ ‘Level 2 Target” shall have the meaning given to such term in the Hollywood SPA as in effect on the First Amendment Effective Date.”

“ ‘Revenues” shall have the meaning given to such term in the Hollywood SPA as in effect on the First Amendment Effective Date.”

“ ‘Second Earnout Amount’ shall mean the Level 2 Earnout Amount, as defined in the Hollywood SPA as in effect on the First Amendment Effective Date.”

(b)          Article 1 (Definitions) of the Credit Agreement is hereby amended by amending and restating the definition of “Domestic Pledged Securities” in its entirety as follows:

“ ‘Domestic Pledged Securities’ shall mean (a) 100% of the Equity Interests (both voting and economic) of the Company and any direct or indirect Domestic Subsidiary and (ii) 100% of the GSBO Interests.

(c)          Article 1 (Definitions) of the Credit Agreement is hereby amended by amending and restating the definition of “Subsidiary” in its entirety as follows:

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“ ‘Subsidiary’ shall mean, with respect to any Person, any corporation, association, joint venture, partnership, limited liability company or other business entity (whether now existing or hereafter organized) of which at least a majority of the voting stock or other ownership interests having ordinary voting power for the election of directors (or the equivalent) is, at the time as of which any determination is being made, owned or controlled by such Person or one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person. Notwithstanding the foregoing, unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” of the Borrower shall exclude (i) the Joint Ventures and (ii) GSBO (but only for so long as the Company owns less than 100% of the membership interests of GSBO).

2.          Other Amendments to the Credit Agreement.

(a)          Section 2.2 ([Intentionally Left Blank]) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 2.2   Capitalization of Earnout. If the Theatre Direct Companies achieve Revenues greater than or equal to the Level 2 Target for the Earnout Year ending June 30, 2012, then the Loan shall be increased by the Second Earnout Amount, effective on the fifth Business Day after the final determination of Revenues for the Earnout Year ending June 30, 2012 in accordance with the Hollywood SPA.”

(b)          Section 2.3 (Note; Repayment) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 2.3   Note; Capitalization of the Second Earnout Amount; Repayment.

(a)          If requested by the Lender, the Loan shall be evidenced by a note in the Lender’s favor substantially in the form of Exhibit A hereto (the “Note”) in the face amount of the Loan, payable to the order of the Lender, duly executed by the Borrower and dated as of the Closing Date.

(b)          The Second Earnout Amount, if any, shall be repaid in equal quarterly installments over the then remaining term of the Loan, beginning on the first Interest Payment Date following the date on which the Loan is increased by the Second Earnout Amount and continuing through the Maturity Date, subject to mandatory prepayment as provided in Section 2.4 hereof and acceleration as provided in Article 7 hereof.

(c)          The outstanding principal balance of the Loan, including without limitation the remaining balance of any Second Earnout Amount, shall be payable in full on the Maturity Date, subject to mandatory prepayment as provided in Section 2.4 hereof and acceleration as provided in Article 7 hereof.

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(d)          The Loan (including any Second Earnout Amount) shall bear interest on the outstanding principal balance thereof as set forth in Section 2.5 hereof. The Lender is hereby authorized by the Borrower, but not obligated, to enter the amount of the Loan, the Second Earnout Amount and the amount of each payment or prepayment of principal or interest thereon in the appropriate spaces on the reverse of or on an attachment to the Note; provided, however, that the failure of the Lender to set forth such Loan, the Second Earnout Amount, any principal payments or any other information on the Note shall not in any manner affect the obligations of the Borrower to repay the Loan and the Second Earnout Amount.

(c)          Section 6.3 (Limitation on Guaranties) of the Credit Agreement is hereby amended by deleting the period at the end of sub-clause (b)(iii) and replacing it with a comma, and adding the following proviso as a concluding paragraph to clause (b):

“provided that it is understood and agreed that in no event will any Theatre Direct Company guarantee any obligations of GSBO or any Subsidiary of GSBO.”

(d)          Section 6.4 (Limitation on Investments) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 6.4   Limitations on Investments. Permit a Theatre Direct Company to create, make or incur any Investment, except (a) as permitted in Section 6.4 of the JPM Credit Agreement, including for the avoidance of doubt, the Investment to be made by the Company in GSBO on the First Amendment Effective Date pursuant to the GSBO Agreement, consisting of the GSBO Contributed Assets, (b) any Investment by a Theatre Direct Company existing as of the Closing Date and (c) guaranties permitted under Section 6.3 to the extent constituting Investments.”

(e)          Section 6.12 (Amendment of Documents) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 6.12   Amendment of Documents. (a) Amend the constitutional documents of any Credit Party without the prior written consent of the Lender, (b) amend or waive any term or provision of the JPM Credit Agreement or any of the other documents delivered to the JPM Administrative Agent pursuant to the JPM Credit Agreement that (i) causes the Lender not to have a perfected Lien on Collateral that is perfected through possession or control of such Collateral by the JPM Administrative Agent or (ii) violates the covenants of JPM Administrative Agent or the Borrower under the Intercreditor Agreement, in each case without the prior written consent of the Lender, or (c) amend or waive any term or provision of the GSBO Contribution Agreement relating to the GSBO Interests or the GSBO Contributed Assets without the prior written consent of the Lender (such consent not to be unreasonably withheld or delayed). Notwithstanding the foregoing, in the case of any amendments or waivers to the JPM Credit Agreement or any of the other documents delivered to the JPM Administrative Agent pursuant to the JPM Credit Agreement, the Borrower shall provide the Lender with copies thereof promptly upon execution and delivery thereof.”

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(f)          Section 6.14 (Dispositions) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 6.14   Dispositions. Effect any Dispositions, in one transaction or a series of related transactions, of any of its property, business or assets, whether now owned or hereafter acquired, except as permitted in Section 6.21 of the JPM Credit Agreement, including for the avoidance of doubt, the Disposition to GSBO of the GSBO Contributed Assets to be made by the Company on the First Amendment Effective Date pursuant to the GSBO Contribution Agreement; provided, however, that no Disposition shall be permitted of any Material Hollywood IP without the prior written consent of the Lender.”

3.          Consent. The Lender hereby consents to Amendment No. 10 to Credit, Security, Pledge and Guaranty Agreement, of even date herewith, among, inter alios, the Borrower, the Company and the JPM Administrative Agent (collectively, the “JPM Amendment”).

4.          Security Interests. Effective on the First Amendment Effective Date, the parties hereto agree that:

(a)          the Liens of the Lender on the Collateral constituting the GSBO Contributed Assets shall be released;

(b)          the Collateral subject to the Liens of the Lender shall include the GSBO Interests; and

(c)          the Company shall deliver to the JPM Administrative Agent an assignment of membership interest with respect to the GSBO Interest executed in blank. The Company hereby confirms that the GSBO Interest is not certificated.

5.          Conditions to Effectiveness. This Amendment shall not become effective until the date upon which:

(a)          counterparts of this Amendment shall have been executed and delivered by the Borrower, the Company and the Lender;

(b)          the Lender shall have received a fully-executed copy of (i) the JPM Amendment, (ii) the Intercreditor Amendment and (iii) the GSBO Contribution Agreement (including Amendment No. 1 dated April 18, 2012), in each case, in form and substance satisfactory to the Lender;

(c)          the Lender shall have received a duly executed certificate of an officer of the Company, dated as of the date hereof, attaching (i) a copy of the certificate of formation of GSBO certified on a recent date by the Secretary of State of the State of Delaware, (ii) a copy of the Operating Agreement of GSBO as in effect on the First Amendment Effective Date and (iii) a certificate dated as of a recent date as to the good standing of GSBO issued by the Secretary of State of the State of Delaware, in each case, in form and substance satisfactory to the Lender;

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(d)          the Lender shall have received reimbursement for all fees, expenses and other amounts due and payable to it in connection with the execution and delivery of this Amendment, including, without limitation, the fees and expenses of counsel to the Lender as provided in Section 13.4 of the Credit Agreement; and

(e)          the Credit Parties shall have executed and delivered, or provided, such other instruments or documents as the Lender or its counsel reasonably request.

6.          Representations and Warranties. The Borrower and the Company each represent and warrant that:

(a)          after giving effect to this Amendment, each of the representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof as if such representations and warranties had been made on and as of the date hereof (except to the extent that any such representations and warranties specifically relate to an earlier date, in which case they shall have been true and correct as of such earlier date); and

(b)          after giving effect to this Amendment, no Default or Event of Default will have occurred and be continuing on and as of the date hereof.

7.          Full Force and Effect. Except as expressly amended hereby, the Credit Agreement shall continue unmodified and in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Credit Agreement, the terms “Agreement,” “this Agreement,” “this Credit Agreement,” “herein,” “hereafter,” “hereto,” “hereof” and words of similar import shall mean, unless the context otherwise requires, the Credit Agreement as modified and amended by this Amendment.

8.          Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such State without giving effect to the choice of law principles of such state that would require or permit the application of the laws of another jurisdiction.

9.          Counterparts. This Amendment may be executed in multiple counterparts and by facsimile or other electronic means, each of which will be deemed to be an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective authorized officers, as of the date first written above.

HOLLYWOOD MEDIA CORP.

By:	/s/ Mitchell Rubenstein
Name: Mitchell Rubenstein
Title: CEO

KEY BRAND ENTERTAINMENT INC.

By:	/s/ John Gore
Name: John Gore
Title: President, Treasurer and CEO

THEATRE DIRECT NY, INC.

By:	/s/ John Gore
Name: John Gore
Title: CEO

[Signature Page to Amendment No. 1 to Credit Agreement]

Schedule 1

GSBO Contributed Assets

The “GSBO Contributed Assets” consist of the business of sales to groups of tickets to live theatrical performances (and sales of services attendant thereto) and earning commissions with respect to such sales conducted by the Company and conducted by other subsidiaries of the Borrower under the tradename “Broadway Across America” (the “TDI Business”), including the TDI Business customers list(s), provided, however, that none of the following are included in such contribution:

(i)          any cash and cash equivalents;

(ii)         any accounts receivable, notes receivable, credits, prepaid expenses, deferred charges, advance payments, security deposits or prepaid items;

(iii)        any claims, rights or causes of action against (or indemnities or guarantees from) third parties for losses incurred at any time, or related to events occurring, prior to the Closing (as defined in the GSBO Contribution Agreement);

(iv)        any insurance policies of, or applicable to, the Company, the Borrower or any direct or indirect subsidiary of the Borrower, or any rights to insurance proceeds under such policies;

(v)         any bank accounts;

(vi)        any asset (including any tangible or intangible property), property or right that is not used exclusively in the operation of the TDI Business;

(vii)       any of the right, title and interest of the Company, the Borrower or any direct or indirect subsidiary of the Borrower in, to or under any agreements;

(viii)      any Permits (as defined in the GSBO Contribution Agreement) or any pending applications therefor or renewals thereof;

(ix)         any data, files or records, whether in print, electronic or other media (other than the customer(s) list for the TDI Business); and

(x)          any proceeds of the sale of tickets under the tradename “Broadway Across America” (provided, however, that the commissions payable on sales of such tickets to groups arranged by GSBO, including sales arranged by Broadway Across America personnel of GSBO, will be payable to GSBO).